[LOGO] Workstream (TM)
                                                          The business of people

[LOGO] Workstream(TM)
       The business of people

                                                                    EXHIBIT 99.1

           Workstream Inc. Announces Fiscal First Quarter 2005 Results

37% Increase in Revenue over Prior Year with Strong Increase in Enterprise
                           Workforce Service Revenues

Ottawa, ON, October 15, 2004 - Workstream Inc. (NASDAQ - WSTM), a provider of Enterprise Workforce Management software, today announced its fiscal first quarter financial results for the period ended August 31, 2004. All figures are in U.S. dollars.

Workstream reported first quarter 2005 revenues of $5,719,129 compared to $4,178,514 for the same period last year, an increase of 37% or $1,540,615. The increase in the Company's revenues was primarily due to acquisitions made during the first quarter of 2005.

Gross profit was $4,647,302, or 81% of revenues for the first quarter of 2005 compared to $3,735,164, or 89% of revenues for the first quarter of 2004. The decrease in the gross profit margin was a result of increased cost to deliver the products and services of our recent acquisitions.

The Company's EBITDA loss was ($972,511) or ($0.03) per share for its first quarter of 2005 compared to EBITDA of $132,373 or $0.01 per share for the first quarter of 2004. (GAAP Reconciliation shown below.) The net loss for first fiscal quarter 2005 was ($2,508,326) or $(0.07) per share compared to a net loss of ($1,749,559) or $(0.08) per share for the same period last year. The increase in the net loss was primarily due to additional operating expenses incurred by our recent acquisitions.

Fiscal First Quarter Highlights:

The following highlights were announced or occurred since Workstream Inc.'s last earnings statement:

      Financial Milestones

      o     37% year-over-year revenue growth
      o     25% sequential revenue growth
      o     57% increase in Enterprise Workforce Services revenue
      o     Secured $10 million private placement led by William Blair & Company

      Business Highlights:

      o     Northern Trust selects Workstream Compensation
      o     Readers Digest selects Workstream Rewards
      o     Dupont and Cendant upgrade to latest version of Workstream
            Compensation
      o Ceridian partners with Workstream to distribute Workstream Employee Rewards software
      o Company named one of Canada's 50 fastest growing companies by Deloitte and Touche

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      Company Acquisitions:


      o In June 2004, Workstream acquired the assets of PeopleBonus, a provider of resume management software and services.
      o In July 2004, Workstream acquired privately held Bravanta, Inc. a provider of Enterprise Incentive and Recognition programs for Global 2000 organizations.

      Subsequent Events Since August 31, 2004:

      - Company announced new COO and SVP's of Sales, Marketing and Business Development to broaden the management team
      - On October 8, 2004, Workstream signed a definitive agreement to acquire the assets of HR Soft
      -     Mervyn's announced selection of Workstream Rewards

Management Commentary:

"The company's financial results for our first fiscal quarter of 2005 is indicative of our strategy to grow our revenues both organically and through acquisitions," said Michael Mullarkey, CEO and Chairman at Workstream. "Our "software as a service" business is delivering value to our customers and is enabling them to take advantage of our full suite of workforce management services. The loss we incurred in the quarter was the result of operating expenses associated with acquisitions that we continue to integrate."

"In the most recent quarter, we signed several large new enterprise customers, increased the breadth of our product offerings and entered into a new distribution relationship with a significant business partner which has already brought increased awareness of Workstream and the services we provide," stated Mullarkey. "We are executing on our strategy to offer a comprehensive suite of Enterprise Workforce Management services to the market and we continue to reduce our cost structure. We have rationalized redundant locations and personnel and have increased staffing in our Ottawa technology center to best support our recent growth and ability to deliver exceptional customer service and satisfaction."

EBITDA and EBITDA per share, are non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. EBITDA is commonly defined as earnings before interest, taxes, depreciation and amortization. We believe that EBITDA provides useful information to investors as it excludes transactions not related to the core cash operating business activities. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations. All companies do not calculate EBITDA in the same manner, and EBITDA as presented by Workstream may not be comparable to EBITDA presented by other companies. Workstream defines EBITDA as earnings or loss before interest, taxes, depreciation amortization and non recurring goodwill impairment. Included, following the financial statements, is a reconciliation of net loss to EBITDA loss and EBITDA per share that should be read in conjunction with the financial statements.

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About Workstream

Workstream provides enterprise workforce management solutions and services that help companies manage the entire employee lifecycle - from recruitment to retirement. Workstream's TalentCenter provides a unified view of all Workstream products and services including Recruitment, Performance, Compensation, Rewards and Transition. Access to TalentCenter is offered on a monthly subscription basis under an on-demand software delivery model to help companies build high performing workforces, while controlling costs. With 12 offices across North America, Workstream services customers including BearingPoint, Chevron, Eli Lilly Canada, The Gap, Home Depot, Kaiser Permanente, KPMG Canada, Motorola, Nordstrom, Samsung, Sony Music Canada, VISA, Watson Wyatt and Wells Fargo. For more information visit www.workstreaminc.com or call toll free 1-866-470-WORK.

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to grow our client base and revenue because of the number of competitors and the variety of sources of competition we face; client attrition; inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission.

For more information contact:

Investor Relations:

Tammie Brown
Workstream Inc.
Tel:  877-327-8483 ext. 263
Email:  tammie.brown@workstreaminc.com

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WORKSTREAM INC.
CONSOLIDATED BALANCE SHEETS
(United States dollars)

                                                     AUGUST 31, 2004   MAY 31, 2004
                                                        UNAUDITED         AUDITED
                                                     ------------------------------
ASSETS

CURRENT ASSETS

 Cash and cash equivalents                            $  9,089,609    $  4,338,466
 Restricted cash                                         3,012,718       2,760,259
 Short-term investments                                    146,970         301,194
 Accounts receivable, net of allowance for doubtful      2,785,102       1,379,610
    accounts of $60,827  (May 31, 2004 - $21,509)
 Prepaid expenses                                          383,553         606,370
 Other assets                                              199,820         147,009
                                                      ----------------------------
                                                        15,617,772       9,532,908
CAPITAL ASSETS                                           1,363,066       1,429,143
OTHER ASSETS                                               114,614          79,073
ACQUIRED INTANGIBLE ASSETS                              10,180,822       9,242,617
GOODWILL                                                36,234,287      28,598,706
                                                      ----------------------------
                                                      $ 63,510,561    $ 48,882,447
                                                      ============================

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
 Accounts payable                                     $  1,756,806    $  1,332,036
 Accrued liabilities                                     1,168,776       2,969,248
 Line of credit                                          2,221,125       1,972,218
 Accrued compensation                                    1,474,756       1,241,441
 Current portion of capital lease obligations              108,534          54,003
 Current portion of leasehold inducements                   50,547          49,533
 Current portion of long-term obligations                   30,461          29,335
 Current portion of related party obligation                72,560         170,369
 Deferred revenue                                        2,294,405       2,065,604
                                                      ----------------------------
                                                         9,177,970       9,883,787
DEFERRED INCOME TAX LIABILITY                              423,915         839,265
CAPITAL LEASE OBLIGATIONS                                   17,438          31,530
LEASEHOLD INDUCEMENTS                                      176,196         185,200
LONG-TERM OBLIGATIONS                                       50,770          56,226
RELATED PARTY OBLIGATIONS                                       --         147,257
                                                      ----------------------------
                                                          9,846,289      11,143,265
COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY
CAPITAL STOCK

 Issued and outstanding, no par value - 41,276,162
       common shares (May 31, 2004 - 33,574,883)        91,100,829      72,705,603
 Additional paid-in capital                              3,562,688       3,605,224
 Accumulated other comprehensive loss                     (991,576)     (1,072,302)
 Accumulated deficit                                   (40,007,669)    (37,499,343)
                                                      ----------------------------
                                                        53,664,272      37,739,182
                                                      ----------------------------
                                                      $ 63,510,561    $ 48,882,447
                                                      ============================

WORKSTREAM INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(United States dollars)

                                                  THREE MONTHS ENDED AUGUST 31,
                                                      2004              2003
                                            -----------------------------------
REVENUE                                          $  5,719,129      $  4,178,514
COST OF REVENUES (exclusive of
     depreciation, shown below)                     1,071,827           443,350
                                            -----------------------------------
GROSS PROFIT                                        4,647,302         3,735,164
                                            -----------------------------------
EXPENSES

Selling and marketing                               1,727,105         1,067,331
General and administrative                          3,488,015         2,424,432
Research and development                              404,693           111,028
Amortization and depreciation                       1,863,604         1,404,436
                                            -----------------------------------
                                                    7,483,417         5,007,227
                                            -----------------------------------
OPERATING LOSS                                     (2,836,115)       (1,272,063)
                                            -----------------------------------
OTHER INCOME AND (EXPENSE)
Interest and other income                               8,595             1,697
Interest and other expense                            (91,526)         (919,665)
                                            -----------------------------------
                                                      (82,931)         (917,968)
                                            -----------------------------------
LOSS BEFORE INCOME TAX                             (2,919,046)       (2,190,031)
Recovery of deferred income taxes                     418,285           439,513
Current income tax (expense) recovery                  (7,565)              959
                                            -----------------------------------
NET LOSS FOR THE PERIOD                          $ (2,508,326)     $ (1,749,559)
                                            ===================================
WEIGHTED AVERAGE NUMBER OF
     COMMON SHARES OUTSTANDING
     DURING THE PERIOD                             37,140,857        21,777,379
                                            ===================================
BASIC AND DILUTED NET LOSS
     PER COMMON SHARE                            $      (0.07)     $      (0.08)
                                            ===================================

WORKSTREAM, INC.
UNAUDITED RECONCILIATION OF EARNINGS OR LOSS BEFORE INTEREST, TAXES,
DEPRECIATION,
AMORTIZATION (EBITDA)
(UNITED STATES DOLLARS)

                                               THREE MONTHS ENDED AUGUST 31,
                                                  2004               2003
                                              ------------       ------------
Net loss, per GAAP                            $ (2,508,326)      $ (1,749,559)
Recovery of deferred income taxes                 (418,285)          (439,513)
Other income tax recovery                            7,565               (959)
Interest and other expense                          91,526            919,665
Interest and other income                           (8,595)            (1,697)
Amortization and depreciation                    1,863,604          1,404,436
                                              ------------       ------------
EBITDA  (loss)                                $   (972,511)      $    132,373
                                              ============       ============

Weighted average number of common shares
   outstanding during the period                37,140,857         21,777,379
                                              ============       ============

Basic and diluted loss per share,
   per GAAP                                   $      (0.07)      $      (0.08)
                                              ============       ============

Basic and diluted EBITDA loss
   per share                                  $      (0.03)      $       0.01
                                              ============       ============